UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

OSL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32658	98-0441032
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

81 Big Oak Road, Suite 116 Yardley, PA	19067
(Address of principal executive offices)	(Zip Code)

(845) 363-6776
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities and Use of Proceeds.

On July 21, 2015, the Company issued 52,000,000 shares of the Company’s common stock upon conversion of a convertible promissory note previously issued to an accredited investor. The issuance did not result in any proceeds to the Company as the funds were received upon the original issuance of such convertible promissory note.

On July 27, 2015, the Company issued 91,666,666 shares of the Company’s common stock upon conversion of convertible promissory notes previously issued to two accredited investors. The issuance did not result in any proceeds to the Company as the funds were received upon the original issuances of such convertible promissory notes.

In the aggregate, the amount of shares issued in the foregoing transactions exceeds 5% of the Company’s total outstanding shares. As of the date of this filing, the Company has 1,223,114,143 shares of common stock outstanding.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSL HOLDINGS INC.

Date: July 30, 2015	By:	/s/ Thomas D’Orazio
Thomas D’Orazio Vice President, Corporate Controller